Exhibit 99.1

CONTACT:
Scott Carlock
Chief Financial Officer
(857) 415-5020

FOR IMMEDIATE RELEASE

Così, Inc. Raises $20 Million in Gross Proceeds from Rights Offering and Announces Grand Opening of New Restaurant in Chicago, Illinois

BOSTON, MA, December 23, 2014 -- Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today announced the final results of its rights offering (“Rights Offering”), as well as the grand opening of a new Company-owned restaurant in Chicago, Illinois.

Final Results of the Rights Offering
Cosi, Inc. was recently informed by the subscription agent of the final results of the Rights Offering, which shows that the Company received subscriptions (including both basic and oversubscriptions) for a total of 15,974,390 shares, which exceeded the maximum offering of 13,333,333 shares by 2,641,057 shares.  Consequently, those stockholders who oversubscribed will have their oversubscriptions reduced pro rata based on the basic holdings of all stockholders who oversubscribed, subject to the 19.9% cap for any one holder and its affiliates.

The Company expects the transfer agent to begin distributing the shares and refund checks for unfulfilled oversubscriptions to stockholders today.  As a result of the Rights Offering, Cosi’s common stock will increase by 13,333,329 shares (four less than the amount offered due to rounding).  The Company has received the sales proceeds from the Rights Offering, and estimates the net proceeds to be approximately $19.7 million.

Grand Opening of a New Restaurant
The Company opened a new Company-owned restaurant at Northwestern Memorial Hospital Outpatient Care Pavilion in downtown Chicago, Illinois, on Friday, December 19, 2014.  Guests can expect a refreshed dining experience in the Company’s newest urban location.  We are excited to bring Cosi® to Northwestern Memorial Hospital and this Streeterville neighborhood, as we take “another step forward in the growth of our business,” said RJ Dourney, President and CEO of Cosi, Inc.  “We look forward to serving our hand-crafted and hearth-fired menu items, including our freshly-baked artisan flatbread, and providing a warm, friendly customer experience to each and every guest.”

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 64 Company-owned and 48 franchise restaurants operating in sixteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be a welcoming and comfortable environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2014 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws.  Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.